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                                                                     Exhibit 4.3

                                      FORM

                                       of

                          CERTIFICATE OF DESIGNATIONS

                                       of

                CUMULATIVE PARTICIPATING JUNIOR PREFERRED STOCK

                                       of

                              YOUNG & RUBICAM INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

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            Young & Rubicam Inc., a corporation organized and existing under the
Delaware General Corporation Law (hereinafter called the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the Delaware General Corporation Law at a meeting duly called and held on [__________], 1998:

            RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preference Stock, no par value, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

            Cumulative Participating Junior Preferred Stock

            Section 1. Designation and Amount. The shares of such series shall be designated as "Cumulative Participating Junior Preferred Stock" (the "Junior Preferred Stock") and the number of shares initially constituting the Junior Preferred Stock shall be 2,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no such decrease shall reduce the number of authorized shares of
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Junior Preferred Stock to a number less than the number of shares of Junior
Preferred Stock then outstanding plus the number of shares of Junior Preferred Stock then reserved for issuance upon the exercise of any outstanding options, rights or warrants or upon the exercise of any conversion or exchange privilege contained in any outstanding securities issued by the Corporation. The Corporation's stated capital with respect to each issued and outstanding share of Junior Preferred Stock shall be $1.00.

            Section 2. Dividends and Distributions.

            (A) Subject to the rights of the holders of any shares of any series of Preference stock ranking senior to the Junior Preferred stock with respect to dividends, including the Corporation's Money Market Preferred Stock, the holders of shares of Junior Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and in preference to the holders of shares of any other class of capital stock of the Corporation ranking junior to the Junior Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock (other than any and all dividends declared on the outstanding Shares of Common Stock payable in Common Stock, if the declaration of such dividends occurs prior to the date on which the Common Stock is registered under the Exchange Act, regardless of when such dividends are payable or are paid (a "Stock Split")), or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise), then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is


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the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare, out of funds legally available therefor, a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares of Junior Preferred Stock is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than fifty (50) calendar days prior to the date fixed for the payment thereof.

            Section 3. Voting Rights. In addition to any other voting rights required by applicable law, the holders of shares of Junior Preferred Stock shall have the following voting rights:

            (A) Each share of Junior Preferred Stock shall entitle the holder thereof to one hundred (100) votes (subject to adjustment as set forth below) on all matters submitted to a vote of the stockholders of the Corporation (including, without limitation, the election of directors). In the event the Corporation shall at any time declare any dividend on the Common Stock payable in shares of Common Stock (other than the Stock Split), or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise), then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the


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number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein, in the Amended and Restated Certificate of Incorporation, in any other Certificate of Designations creating a series of Preference Stock or any similar stock or by law, the holders of shares of Junior Preferred Stock, the holders of shares of Common Stock and the holders of any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (C) (i) If at any time dividends on any Junior Preferred Stock in an amount equal to the full accrued dividends for six (6) or more quarterly dividend periods, whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof irrevocably set aside in trust for the holders of all of such shares, the Board of Directors of the Corporation shall promptly take all necessary actions to increase the authorized number of directors of the Corporation by one (1) and the holders of the shares of the Junior Preferred Stock then outstanding shall be entitled (by series, voting as a single class) to elect one (1) person as a director to the Board of Directors of the Corporation (such right to elect one (1) director being hereinafter sometimes referred to as the "special voting rights"), each outstanding share having such right being entitled for such purpose to one vote; provided, however, that at such time as the arrearage in payment of dividends which gave rise to the exercise of the special voting rights has been cured with regard to the Junior Preferred Stock by waiver or payment of all accrued dividends, the right of the holders of such shares so to vote as provided in this paragraph (C)(i) of this Section 3 shall cease (subject to renewal from time to time upon the same terms and conditions) and the term of office of the person who is at that time a director elected by such holders shall terminate and the number of directors of the Corporation shall be automatically reduced by one (1).

            (ii) At any time after the special voting rights shall have become vested in the holders of the shares of the Junior Preferred Stock as provided in paragraph (C)(i) of this Section 3, the Secretary of the Corporation, as promptly as possible but in any event within twenty (20) calendar days after receipt of the written request of the holders of not less than ten percent (10%) of the shares of the Junior Preferred Stock then outstanding, addressed to the Corporation at its principal office, shall call a special meeting of the holders of the shares of the Junior Preferred Stock for the purpose of electing such additional director, such meeting to be held at any place as provided by the By-Laws of the Corporation for meetings of the Corporation's stockholders, and upon not less than ten (10) nor more than sixty (60) calendar days' notice. If such meeting shall not be so called within sixty (60) calendar days after receipt of the request by the Secretary of the Corporation, then the holders of not less than ten percent (10%) of the shares of the Junior Preferred Stock then outstanding may, by


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written notice to the Secretary of the Corporation, designate any person to call such meeting, and the person so designated may call such meeting, at any such place as provided above and upon not less than ten (10) nor more than sixty (60) calendar days' notice and for that purpose shall have access to the stockholder record books of the Corporation. No such special meeting of the holders of the shares of the Junior Preferred Stock and no adjournment thereof shall be held on a date later than thirty (30) calendar days before the annual meeting of stockholders of the Corporation. At any meeting so called or at any annual meeting held at any time when the special voting rights are in effect, the holders of a majority of the shares of the Junior Preferred Stock then outstanding, present in person or by proxy, shall be sufficient to constitute a quorum for the election of such additional director, and such additional director, together with any and all other directors who are then members of the Board of Directors, shall constitute the duly elected directors of the Corporation.

            (iii) With respect to a vacancy arising in the directorship referred to in paragraph (C)(i) of this Section 3 at any time when the special voting rights are in effect pursuant to paragraph (C)(i) of this Section 3, upon the written request of the holders of not less than ten percent (10%) of the shares of the Junior Preferred Stock then outstanding, addressed to the Corporation at its principal office, the Secretary of the Corporation shall give notice of a special meeting of holders of the shares of the Junior Preferred Stock of the election of a director to fill such vacancy caused by the death, resignation or other inability to serve as a director elected by such holders, to be held not less than ten (10) nor more than twenty (20) calendar days following receipt by the Secretary of the Corporation of such written request. So long as special voting rights are in effect pursuant to paragraph (c)(i) of this Section 3, any director who shall have been so elected by the holders of the Junior Preferred Stock may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders.

            (D) Except as set forth herein, or as otherwise provided by the Amended and Restated Certificate of Incorporation or by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            (E) Holders of Junior Preferred Stock shall be entitled to such notice of each meeting of stockholders as is furnished to the holders of Common Stock with respect to such meeting.

            Section 4. Certain Restrictions.


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            (A) Subject to the provisions of the Amended and Restated
Certificate of Incorporation, whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears as of any Quarterly Dividend Payment Date, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

            (iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock or redeem any shares of such parity stock, except in accordance with the terms of the Amended and Restated Certificate of Incorporation and with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            Section 5. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such purchase or acquisition. All such shares shall upon


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their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preference Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preference Stock or any similar stock or as otherwise required by law.


            Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Junior Preferred Liquidation Preference"). Following the payment of the full amount of the Junior Preferred Liquidation Preference, no additional distributions shall be made to the holders of shares of Junior Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Junior Preferred Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Junior Preferred Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Junior Preferred Stock and Common Stock, respectively, holders of Junior Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Junior Preferred Stock and Common Stock, on a per share basis, respectively.


            (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Junior Preferred Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

            (C) In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock (other than the Stock Split), (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock


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into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare any dividend on the Common Stock payable in shares of Common Stock (other than the Stock Split), or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 8. Ranking. The Junior Preferred Stock shall rank senior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock, and junior, as to dividends and upon liquidation, dissolution or winding up, to all other classes and series of capital stock of the Corporation, including all series of Preference Stock of the Corporation, unless the terms of any such class or series shall expressly provide otherwise.

            Section 9. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

            Section 10. Fractional Shares. The Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Junior Preferred Stock.

            IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its [Chief Executive Officer] as of the ___ day of ________, 1998.


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                                                 -------------------------------
                                                 [Chief Executive Officer]




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